Exhibit 10.1

Execution Version

$200,000,000

PARSLEY ENERGY, LLC

PARSLEY FINANCE CORP.

6.250% Senior Notes due 2024

PURCHASE AGREEMENT

August 16, 2016

J.P. MORGAN SECURITIES LLC

  As Representative of the Several Purchasers,

    383 Madison Avenue,

      New York, New York 10179

Dear Sirs:

1. Introductory. Parsley Energy, LLC, a Delaware limited liability company (the “Company”), and Parsley Finance Corp., a Delaware corporation (“FinanceCo” and, together with the Company, the “Issuers”), agree with J.P. Morgan Securities LLC (the “Representative”) and the several initial purchasers named in Schedule A hereto, for whom you are acting as representative (together with the Representative, the “Purchasers”), subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Purchasers an aggregate $200,000,000 principal amount of their 6.250% Senior Notes due 2024 (the “Notes”) to be issued under the indenture, dated May 27, 2016 and as supplemented through the Closing Date (as defined below) (the “Indenture”), between the Issuers, the Guarantors (as defined below) and U.S. Bank, National Association, as Trustee. The Notes will be unconditionally guaranteed (the “Guarantee” and together with the Notes, the “Offered Securities”) as to the payment of principal and interest by each of the entities listed on Schedule B hereto that is identified as a guarantor of the notes (each a “Guarantor”). The Notes constitute “Additional Notes” (as such term is defined in the Indenture) and will be issued pursuant to and in compliance with the Indenture. The Issuers have previously issued $200,000,000 aggregate principal amount of 6.250% Senior Notes due 2024 (the “Initial Notes”) under the Indenture. The Notes will have terms identical to the Initial Notes, other than the issue date, and will be treated as a single series of debt securities for all purposes under the Indenture.

2. Representations and Warranties of the Issuers and the Guarantors. Each of the Issuers and the Guarantors jointly and severally represents and warrants to, and agrees with, the several Purchasers that:

(a) For purposes of this Agreement:

“Applicable Time” means 1:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular, as amended or supplemented at the Applicable Time, together with any Issuer Free Writing Communication existing at the Applicable Time and the information that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuers, used or referred to by the Issuers or containing a description of the final terms of the Offered Securities or of their offering.

“Parsley” means Parsley Energy, Inc., a Delaware corporation.

“Preliminary Offering Circular” means the preliminary offering circular, dated August 15, 2016, relating to the Offered Securities to be offered by the Purchasers.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule C hereto.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package, or any Supplemental Marketing Material based upon information furnished to the Issuers by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in Section 8(b) hereof.

(c) Good Standing of the Issuers and the Guarantors.

(i) The Company has been duly formed and is existing as a limited liability company and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own and/or lease its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing in such other jurisdictions would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuers, the Guarantors, and their respective subsidiaries taken as a whole (“Material Adverse Effect”).

(ii) FinanceCo has been duly incorporated and is existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own and/or lease its properties and conduct its business as described in the General Disclosure

Package and the Final Offering Circular, as the case may be, and FinanceCo is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing in such other jurisdictions would not reasonably be expected to have a Material Adverse Effect.

(iii) Each of the Guarantors has been duly formed and is existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate, limited partnership, limited liability company, or other, as applicable) to own and/or lease its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and each of the Guarantors is duly qualified to do business as a foreign corporation, limited partnership, or limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing in such other jurisdictions would not reasonably be expected to have a Material Adverse Effect.

(d) Corporate Structure. The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company and, except as disclosed in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, each subsidiary of the Company is a wholly-owned subsidiary, direct or indirect, of the Company. Parsley is the sole managing member of the Company and directly owns 86.4% of the issued and outstanding membership interests in the Company; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Agreement of Parsley Energy, LLC dated as of May 29, 2014 (the “LLC Agreement”) and are fully paid (to the extent required by the LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and Parsley owns such membership interests free and clear of all liens, encumbrances, security interest, charges or claims.

(e) Power and Authority. Each of the Issuers and the Guarantors has all requisite power and authority (limited partnership, corporate, or limited liability company, as applicable) to perform its obligations under the Indenture and to execute, deliver and perform its obligations under the Offered Securities, as applicable.

(f) Indenture; Offered Securities. Each of the Indenture, the Notes and the Guarantees has been duly authorized by the Issuers and/or the Guarantors, as applicable. The Indenture has been duly executed and delivered by the Issuers and the Guarantors. Assuming authentication of the Offered Securities by the Trustee, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Offered Securities will have been duly executed, authenticated, issued and delivered by the Issuers and the Guarantors, as applicable and, the Indenture, the Notes and the Guarantees will constitute valid and legally binding obligations of the Issuers and Guarantors, as applicable, in each case, enforceable against each of the Issuers and the Guarantors, as applicable, in accordance with their terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereafter in effect relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity), the discretion of the court before which any proceeding may be brought, implied covenants of good faith and fair dealing and the benefits and security provided by the Indenture;

(g) Trust Indenture Act. The Indenture conforms in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(h) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, there are no contracts, agreements or understandings between the Issuers or the

Guarantors and any person that would give rise to a valid claim against any of the Issuers or the Guarantors for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, there are no contracts, agreements or understandings between either Issuer or any Guarantor and any person granting such person the right to require either Issuer or any Guarantor to file a registration statement under the Securities Act with respect to any securities of either Issuer or any Guarantor owned or to be owned by such person or to require either Issuer or any Guarantor to include such securities in the securities registered in any registration statement filed by either Issuer or any Guarantor under the Securities Act (collectively, “registration rights”).

(j) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Issuers or any Guarantor for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (i) such as have been obtained, (ii) where the failure of the Issuers or the Guarantors to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect, or (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(k) Title to Property. Except as disclosed in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, the Company and its subsidiaries have (i) good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the General Disclosure Package and the Final Offering Circular and (ii) good and marketable title to all other real and personal property reflected in the General Disclosure Package and the Final Offering Circular as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as (w) are described in the General Disclosure Package and the Final Offering Circular, (x) are liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration, participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, (y) do not materially affect the value of the properties of the Company and its subsidiaries and do not interfere in any material respect with the use made or proposed to be made of such properties by the Company or its subsidiaries, or (z) where failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company and its subsidiaries reflect in all material respects the rights of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package and the Final Offering Circular, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. With respect to interests in oil and gas properties obtained by or on behalf of the Company and its subsidiaries that have not yet been drilled or included in a unit for drilling, the Company and its subsidiaries have carried out such title investigations in accordance with the customary practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate.

(l) Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company to conduct its business in the manner described in the General Disclosure Package, subject to qualifications as may be set forth in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, except where failure to have such rights-of-way would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Status of Oil and Gas Leases. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Issuers, the Guarantors and their respective subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay or pay such amounts would not reasonably be expected to have a Material Adverse Effect); and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Issuers, the Guarantors and their respective subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due would not reasonably be expected to have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Issuers, the Guarantors or their respective subsidiaries in their respective oil and gas properties, except where such claims would not reasonably be expected to have a Material Adverse Effect.

(n) Reserve Engineers. Netherland, Sewell & Associates, Inc., the reserve engineer that prepared a reserve report on estimated net proved oil and natural gas reserves held by Parsley and its subsidiaries as of December 31, 2015, has represented to the Company that it is an independent petroleum engineer with respect to the Company for the periods set forth in the General Disclosure Package and the Final Offering Circular.

(o) Reserve Report Information. The information contained in the General Disclosure Package regarding estimated proved reserves is based upon the reserve reports prepared by Netherland, Sewell & Associates, Inc. The information provided to Netherland, Sewell & Associates, Inc. by Parsley and its subsidiaries, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made. Such information was provided to Netherland, Sewell & Associates, Inc. in accordance with all customary industry practices.

(p) Reserve and Production Information. The factual information underlying the estimates of reserves of Parsley and its subsidiaries included in the General Disclosure Package, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, changes in applicable regulations or regulatory guidance regarding the rules for estimating reserves, in each case in the ordinary course of business, and except as described in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, neither of the Issuers nor any Guarantor is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the General Disclosure Package and the Final Offering Circular.

(q) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, and the application of the net proceeds therefrom as set forth in the Preliminary Offering Circular and the Final Offering Circular will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of their subsidiaries pursuant to, (i) their respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, or by-laws or similar organizational documents of the Issuers, the Guarantors, or any of their respective subsidiaries, (ii) assuming compliance by the Purchasers with the representations and warranties in Section 4 of this Agreement, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuers, the Guarantors, or any of their respective subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Issuers or any of their subsidiaries is a party or by which the Issuers, the Guarantors, or any of their respective subsidiaries is bound or to which any of the properties of the Issuers or any of their subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(r) Absence of Existing Defaults and Conflicts. None of the Issuers, the Guarantors, nor any of their respective subsidiaries is (i) in violation of its respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, by-laws or similar organizational documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect.

(s) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers and the Guarantors.

(t) Possession of Licenses and Permits. The Issuers and the Guarantors possess all certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business in the manner described in the General Disclosure Package and the Final Offering Circular to be conducted by them, except where the failure to have obtained the same would not reasonably be expected to have a Material Adverse Effect. The Issuers and their subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Issuers or any of their subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Absence of Labor Dispute. No labor dispute with the employees of the Issuers or any of their subsidiaries exists or, to the knowledge of the Issuers, is imminent that would reasonably be expected to have a Material Adverse Effect or except as described in the General Disclosure Package and Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission.

(v) Possession of Intellectual Property. The Issuers, the Guarantors, and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuers, the Guarantors, or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(w) Environmental Laws. Except as disclosed in the General Disclosure Package and Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, (a)(i) none of the Issuers, the Guarantors, or any of their respective subsidiaries is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) to the knowledge of the Issuers and the Guarantors, none of the Issuers, the Guarantors, or any of their respective subsidiaries own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) none of the Issuers, the Guarantors, or any of their respective subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Issuers and the Guarantors, none of the Issuers, the Guarantors, or any of their respective subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off site storage, treatment, or disposal site, (v) none of the Issuers, the Guarantors, or any of their respective subsidiaries is subject to any pending, or to the knowledge of any of the Issuers, the Guarantors, or any of their respective subsidiaries, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the release of or exposure to Hazardous Substances, and (vi) the Issuers, the Guarantors, and their respective subsidiaries have received, are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (i) – (vi) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) to the knowledge of the Issuers, the Guarantors, and their respective subsidiaries there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (c) in the ordinary course of its business, each of the Issuers, the Guarantors, and their respective subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Issuers, the Guarantors, and their respective subsidiaries, and, on the basis of such evaluation, the Issuers, the Guarantors, and their respective subsidiaries have reasonably concluded that such Environmental Laws are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain U.S. Federal Income Tax Considerations,” “Description of Notes,” and “Certain ERISA Considerations,” in each case to the extent that they constitute matters of law or summaries of legal matters, any other instruments, agreements or documents, summaries of legal or regulatory proceedings, or legal conclusions are correct in all material respects.

(y) Absence of Manipulation. The Issuers have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Offered Securities.

(z) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the General Disclosure Package and the Final Offering Circular are based on or derived from sources that the Issuers and the Guarantors believe to be reliable and accurate.

(aa) Internal Controls and Absence of Accounting Issues. The Issuers and the Guarantors maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the General Disclosure Package and the Final Offering Circular, there has been no material weakness identified in the internal control over financial reporting of the Issuers or the Guarantors.

(bb) Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Issuers, the Guarantors, or any of their respective subsidiaries, or any of their respective properties that, if determined adversely to the Issuers, the Guarantors, or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to the Issuers’ knowledge, are threatened or contemplated.

(cc) Financial Statements. The historical financial statements included or incorporated by reference in the General Disclosure Package and Final Offering Circular present fairly in all material respects the financial position of Parsley and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows of Parsley and its subsidiaries for the periods shown, and such financial statements have been prepared in all material respects in conformity with GAAP, applied on a consistent basis, except as otherwise stated therein. KPMG LLP has certified the audited financial statements of Parsley and its subsidiaries included in the General Disclosure Package, and is an independent registered public accounting firm with respect to Parsley within the rules and regulations of the Commission and as required by the Securities Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). Parsley and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the General Disclosure Package and the Final Offering Circular.

(dd) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Offering Circular (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuers, the Guarantors, and their respective subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by any of the Issuers on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Issuers, the Guarantors, or any of their respective subsidiaries, (iv) there has been no obligation, direct or contingent, that is material to the Issuers, the Guarantors, or any of their respective subsidiaries taken as a whole, incurred by the Issuers, the Guarantors, or any of their respective subsidiaries, except obligations incurred in the ordinary course of business and (v) none of the Issuers, the Guarantors, or their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(ee) Investment Company Act. Each of the Issuers, the Guarantors, and their respective subsidiaries is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and Final Offering Circular, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ff) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has imposed (or has informed any of the Issuers, the Guarantors, and their respective subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Issuers’, the Guarantors’, or their respective subsidiaries’ retaining any rating assigned to the Issuers, the Guarantors, or their respective subsidiaries or any securities thereof or (ii) has indicated to any of the Issuers, the Guarantors, and their respective subsidiaries that it is considering any of the actions described in Section 7(c)(ii) hereof.

(gg) Insurance. Except as disclosed in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, the Issuers, the Guarantors, and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Issuers reasonably believe are adequate for the conduct of their business. All such policies of insurance insuring the Issuers and their subsidiaries are in full force and effect. The Issuers, the Guarantors, and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Issuers, the Guarantors, or their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. None of the Issuers, the Guarantors, and their respective subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as disclosed in the General Disclosure Package and Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission.

(hh) No Registration. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(ii) No General Solicitation; No Directed Selling Efforts. Neither the Issuers, nor any Guarantor, nor any of their respective subsidiaries or affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuers, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Issuers nor any Guarantor has entered and neither the Issuers nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(jj) Tax Returns. The Issuers, the Guarantors, and their respective subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, the Issuers, the Guarantors, and their respective subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among the Issuers, the Guarantors, Parsley, or their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuers, the Guarantors, Parsley, or their respective subsidiaries on the other hand, which is required to be described in the General Disclosure Package which is not so described therein.

(ll) No Unlawful Payments. None of the Issuers, the Guarantors, any of their respective subsidiaries, or to the knowledge of the Issuers and the Guarantors, any of their respective directors, officers, agents, employees or other persons associated with or acting on behalf of the Issuers, the Guarantors, or any of their respective subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm) Compliance with Anti-Money Laundering Laws. The operations of the Issuers, the Guarantors, and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Guarantors, or their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuers, the Guarantors, or their respective subsidiaries, threatened.

(nn) Compliance with OFAC. None of the Issuers, the Guarantors, any of their respective subsidiaries, or to the knowledge of the Issuers and the Guarantors, any of the directors, officers, agents, employees or affiliates of the Issuers, the Guarantors, or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other related sanctions law; and none of the Issuers, the Guarantors, or any of their respective subsidiaries will, directly or indirectly, use the proceeds of the offering and sale of its Offered Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuers agree to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 100.000% of the principal amount thereof plus accrued interest from May 27, 2016 to the Closing Date, the respective principal amount of Securities set forth opposite the names of the several Purchasers on Schedule A hereto.

The Issuers will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one temporary global security in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited on the Closing Date with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank, S.A./N.V., Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited on the Closing Date with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Regulation S Global Securities and the Restricted Global Securities shall include the appropriate legends regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Offered Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular.

Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account specified by the Company at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 at 9:00 am (Eastern time) on August 19, 2016, or at such other time not later than seven full business days thereafter as the Representatives and the Issuers determine, such time being herein referred to as the “Closing Date,” against delivery to the Representatives through the facilities of DTC.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally and not jointly represents and warrants to the Issuers and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuers and the Guarantors.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities which are the subject of the offering contemplated by the General Disclosure Package to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Purchasers; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Securities shall require the Issuers or any Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of Offered Securities to the public in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

(f) Each of the Purchasers severally represents and agrees that:

(i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuers;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Issuers. Each of the Issuers and the Guarantors agrees with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. The Issuers will give the Representative notice of their intention to prepare any amendment, supplement or revision to the Preliminary Offering Circular, the Final Offering Circular or any Issuer Free Writing Communication, and the Issuers will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representative or counsel for the Purchasers shall reasonably object. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Issuers and the Guarantors promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representative’s consent to, nor its or the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Issuers and the Guarantors will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative requests. At any time when the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, the Issuers and the Guarantors will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Issuers shall cooperate with the Purchasers and counsel for the Purchasers to qualify or register the Offered Securities for resale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions in the United States and Canada designated by the Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. Notwithstanding the foregoing, neither Issuer shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(d) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or Section 15 of the Exchange Act and any Offered Securities remain outstanding, the Issuers will furnish to the Representative and, upon request, to each of the other initial purchasers, any reports required to be provided pursuant to the Indenture.

(e) Investment Company. During the period of two years after the Closing Date, none of the Issuers or Guarantors will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(f) Payment of Expenses. The Issuers and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Issuers in connection with the issue of the Offered Securities; (iv) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Issuers and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Issuers’ officers and employees and any other expenses of the Purchasers, the Issuers and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, travel expenses of the Issuers’ and the Guarantors’ officers and employees and any other expenses of the Issuers and the Guarantors, including 50% of the cost of the chartering of airplanes. It is understood, however, that, except as provided in this Section 5(f), and Sections 8 and 10 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any roadshow expenses incurred by them (other than costs and expenses incurred by the Purchasers on behalf of the Issuers).

(g) Use of Proceeds. The Issuers will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(h) Absence of Manipulation. In connection with the offering, until the Representative shall have notified the Issuers and the other Purchasers of the completion of the resale of the Offered Securities, none of the Issuers, the Guarantors, or any of their respective subsidiaries, or affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and none of the Issuers, the Guarantors, or any of their respective subsidiaries, or affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or raising the price of, the Offered Securities.

(i) Transfer Restrictions. During the period of two years after the Closing Date, the Issuers and the Guarantors will, upon request, furnish to the Representative, each of the other Purchasers, and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(j) No Resales by Affiliates. During the period of one year after the Closing Date, each of the Issuers and the Guarantors will not, and will not permit any of its subsidiaries or affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been acquired by any of them, except for Offered Securities purchased by the Issuers or any of their affiliates in a transaction registered under the Securities Act or in accordance with Rule 144 under the Securities Act.

(k) Restriction on Sale of Securities. For a period of 30 days after the date hereof (the “Lock-Up Period”), neither the Issuers nor the Guarantors will take any of the following actions with respect to any debt securities issued or guaranteed by the Issuers or the Guarantors and having more than one year until maturity, or any securities convertible into or exchangeable or exercisable for any of the Offered Securities (the “Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative.

6. Free Writing Communications.

(a) Issuer Free Writing Communications. Each of the Issuers and the Guarantors represents and agrees that, unless it obtains the prior consent of the Representative, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Issuers and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Issuers and the Guarantors consent to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Issuers or any Guarantor or their securities that was provided by or on behalf of the Issuers or any Guarantor, it being understood and agreed that the Issuers and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Issuers and the Guarantors herein at the Applicable Time and on the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date)), to the accuracy of the statements of officers of the Issuers and the Guarantors made pursuant to the provisions hereof, to the performance by the Issuers and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) KPMG Comfort Letter. The Purchasers shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of KMPG LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Issuers set forth in the General Disclosure Package, the Additional Issuer Information and the Final Offering Circular.

(b) Netherland, Sewell Reserve Engineer Letter. The Purchasers shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of Netherland, Sewell & Associates, Inc. (i) confirming that, as of the date of its reserve report, it was an independent reserve engineer for the Company and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve report and (ii) otherwise in form and substance satisfactory to the Purchasers.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuers, the Guarantors, and their respective subsidiaries taken as a whole, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of either Issuer or any of the Guarantors by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of either Issuer or any Guarantor, (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the either Issuer or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of either Issuer or any Guarantor on the New York Stock Exchange, on the NASDAQ Global Market, or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Outside Counsel for the Issuers and the Guarantors. The Representative shall have received an opinion, dated the Closing Date, of Vinson & Elkins LLP, counsel for the Issuers and the Guarantors, as to the matters described in Schedule D hereto.

(e) Opinion of General Counsel for the Issuers. The Representative shall have received an opinion, dated the Closing Date, of Colin W. Roberts, General Counsel for the Issuers, as to the matters described in Schedule E hereto.

(f) Opinion of Counsel for Purchasers. The Representative shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representative shall have received a certificate, dated the Closing Date, of an executive officer of each of the Issuers and each Guarantor and a Chief Financial Officer of each of the Issuers and each Guarantor in which such officers shall state that: the representations and warranties of each of the Issuers and each Guarantor set forth in Section 2 of this Agreement are true and correct on and as of the Closing Date; each of the Issuers and each Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Offering Circular, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of each of the Issuers and each Guarantor and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission, or as described in such certificate.

(h) DTC Eligibility. The Offered Securities shall be eligible for clearance and settlement through DTC.

The Issuers and the Guarantors will furnish the Representative with any additional opinions, certificates, letters and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 7. The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification and Contribution.

(a) Indemnification of Purchasers. The Issuers and the Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, any Additional Issuer Information or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will, severally and not jointly, indemnify and hold harmless each of the Issuers, the Guarantors, each of their respective directors, managers, and each of their respective officers, and each person, if any, who controls such Issuer or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular: the ninth paragraph under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuers’ failure to perform their obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Issuers, the Guarantors, and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date, the Representative may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on the Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative and the Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors, and their respective officers, and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, any Issuer or Guarantor, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers, the Guarantors, and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iv), (vi), (vii) or (viii) of Section 7(c), the Issuers and the Guarantors will reimburse the Purchasers for all reasonable and documented out-of-pocket expenses (including reasonable, documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, hand delivered or telecopied and confirmed to the Purchasers c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, N.Y. 10179, Attention: Meghann Altman, or, if sent to the Issuers, will be mailed, hand delivered or telecopied and confirmed to it at 303 Colorado Street, Suite 3000, Austin, Texas 78701 Attention: Colin W. Roberts; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, hand delivered or telecopied and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

13. Representation of Purchasers. The Representative will act for the several Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Issuers and the Guarantors acknowledge and agree that:

(a) No Other Relationship. The Representative has been retained solely to act as initial purchasers in connection with the initial purchase, offering, and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuers and Guarantors, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Offering Circular, irrespective of whether the Representative has advised or is advising the Issuers and Guarantors on other matters;

(b) Arms’ Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Issuers and Guarantors following discussions and arms-length negotiations with the Representative, and the Issuers and Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Issuers and Guarantors have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuers and Guarantors, and that the Representative has no obligation to disclose such interests and transactions to the Issuers and Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Issuers and each of the Guarantors, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Issuers and Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuers and Guarantors, including stockholders, employees or creditors of the Issuers and Guarantors.

16. Applicable Law. This Agreement, and any claim, controversy or agreement arising from or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Issuers and each of the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuers and each of the Guarantors irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing correctly sets forth the agreement among the Issuers, the Guarantors, and the Purchasers, kindly sign and return to the Issuers one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and the several Purchasers in accordance with its terms.

Very truly yours,

ISSUERS:

PARSLEY ENERGY, LLC

By:	/s/ Bryan Sheffield
Name: Bryan Sheffield
Title: Chief Executive Officer

PARSLEY FINANCE CORP.

By:	/s/ Bryan Sheffield
Name: Bryan Sheffield
Title: Chief Executive Officer

GUARANTORS:

PARSLEY ENERGY AVIATION, LLC

By:	/s/ Bryan Sheffield
Name: Bryan Sheffield
Title: Manager

PARSLEY ENERGY MANAGEMENT, LLC

By:	/s/ Bryan Sheffield
Name: Bryan Sheffield
Title: Manager

PARSLEY ENERGY, L.P.

By:	/s/ Bryan Sheffield
Parsley Energy Management, LLC, its General Partner
Name: Bryan Sheffield
Title: Manager

Signature Page to Purchase Agreement

PARSLEY ENERGY OPERATIONS, LLC

By:	/s/ Bryan Sheffield
Name: Bryan Sheffield
Title: Manager

PARSLEY MINERALS, LLC

By:	/s/ Bryan Sheffield
Name: Bryan Sheffield
Title: Manager

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Jack D. Smith
Name: Jack D. Smith
Title: Managing Director

Acting on behalf of itself and as the Representative of the several Purchasers.

Signature Page to Purchase Agreement

SCHEDULE A

Purchaser	Number of Offered Securities to be Purchased
J.P. Morgan Securities LLC	$100,000,000
Credit Suisse Securities (USA) LLC	$24,000,000
Morgan Stanley & Co. LLC	$24,000,000
Wells Fargo Securities, LLC	$24,000,000
BBVA Securities Inc.	$7,000,000
BOK Financial Securities, Inc.	$7,000,000
Citigroup Global Markets Inc.	$7,000,000
U.S. Bancorp Investments, Inc.	$7,000,000
Total	$200,000,000

A-1

SCHEDULE B

Subsidiaries

Entity	Percentage Ownership	Jurisdiction
Parsley Energy Operations, LLC*	100.0%	Texas
Parsley Energy, L.P.*	100.0%	Texas
Parsley Energy Management, LLC*	100.0%	Texas
Parsley Energy Aviation, LLC*	100.0%	Texas
Parsley Finance Corp.	100.0%	Delaware
Pacesetter Drilling, LLC	63.0%	Texas
Parsley Minerals, LLC*	100.0%	Texas

*	Indicates a Guarantor of the Notes

B-1

SCHEDULE C

1.	Free Writing Communication (included in the General Disclosure Package)

“Free Writing Communication” includes each of the following documents:

Pricing supplement, dated August 16, 2016, a copy of which is attached hereto as Schedule C-1.

Free Writing Prospectus filed with the SEC on August 15, 2016

SCHEDULE C-1

PRICING SUPPLEMENT

Parsley Energy, LLC

Parsley Finance Corp.

$200,000,000 6.250% Senior Notes due 2024

August 16, 2016

Pricing Supplement, dated August 16, 2016, to the Preliminary Offering Circular, dated August 15, 2016 (the “Preliminary Offering Circular”), of Parsley Energy, LLC and Parsley Finance Corp. (the “Issuers”). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular. The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent it is inconsistent with the information in the Preliminary Offering Circular. The information in the Preliminary Offering Circular is deemed changed to the extent affected by any of the changes set forth in this Pricing Supplement Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Circular.

Issuers	Parsley Energy, LLC and Parsley Finance Corp.

Title of Securities	6.250% Senior Notes due 2024 (the “notes”). The notes are being offered as additional notes under an indenture pursuant to which the Issuers issued on May 27, 2016, $200,000,000 aggregate principal amount of 6.250% Senior Notes due 2024

Aggregate Principal Amount	$200,000,000

Gross Proceeds	$204,000,000

Net Proceeds	$199,820,000 (after deducting initial purchasers’ discount and estimated offering expenses, but disregarding accrued interest)

Ratings*	B3 (Moody’s) / B- (S&P)

Distribution	144A/Regulation S for life

Maturity Date	June 1, 2024

Issue Price	102.000%, plus accrued and unpaid interest from May 27, 2016

Coupon	6.250%

Yield to Worst	5.835%

Spread to Benchmark Treasury	455 basis points

Benchmark Treasury	1.875% UST due May 15, 2024

Interest Payment Dates	Each June 1 and December 1, commencing December 1, 2016

Record Dates	May 15 and November 15 of each year

Trade Date	August 16, 2016

Settlement Date	August 19, 2016 (T+3)

Optional Redemption	On or after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, on the notes redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Date	Percentage
2019	104.688%
2020	103.125%
2021	101.563%
2022 and thereafter	100.000%

Optional Redemption with Equity Proceeds	Up to 35% at 106.250% prior to June 1, 2019 plus any accrued and unpaid interest, if any

Make-Whole Redemption	Make-whole redemption at Applicable Premium + 50 basis points prior to June 1, 2019

Change of Control	Put at 101% plus any accrued and unpaid interest, if any

Bookrunners	J.P. Morgan Securities LLC Credit Suisse Securities (USA) LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers	U.S. Bancorp Investments, Inc. BBVA Securities Inc. BOK Financial Securities, Inc. Citigroup Global Markets Inc.

CUSIP Numbers	144A CUSIP: 701885AB1 Regulation S CUSIP: U7024PAD0

ISIN Numbers	144A ISIN: US701885AB18 Regulation S ISIN: USU7024PAD07

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Concurrent Equity Offering:

The second sentence in “Summary—Recent Developments—Concurrent Equity Offering” is replaced in its entirety with the following:

“Parsley Inc. expects to receive net proceeds from the Concurrent Equity Offering of approximately $235.7 million (or $271.1 million if the option to purchase additional shares is exercised in full).”

Capitalization:

The following line items supersede and replace in their entirety the corresponding entries in the “As Adjusted” column as of June 30, 2016 in the table under the heading “Capitalization” on page 36 of the Preliminary Offering Circular. Information added to the line item is in bold and underlined.

Cash and cash equivalents: $876,534

Class A common stock: 1,738

Additional paid-in capital: 2,087,593

Total stockholder’s equity: $2,059,558

Total capitalization: $3,011,779

This material is strictly confidential and has been prepared by the Issuers solely for use in connection with the proposed offering of the notes described in the Preliminary Offering Circular. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the notes. Please refer to the Preliminary Offering Circular for a complete description.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the notes described in the Preliminary Offering Circular and herein, and it is not a solicitation of an offer to buy such notes, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.

SCHEDULE D

OPINION OF VINSON & ELKINS L.L.P.

1. The Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware with limited liability company power and authority necessary to own or lease its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Circular. The Company is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

2. FinanceCo has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority necessary to own or lease its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Circular. FinanceCo is in good standing in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

3. Each Guarantor is validly existing as a limited liability company or limited partnership, as the case may be, in good standing under the laws of the State of Texas, with the limited liability company or limited partnership power and authority, as the case may be, necessary to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular. Each Guarantor is duly qualified to do business as a foreign corporation, partnership, or limited liability company, as applicable, and is in good standing in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

4. The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate action by each of the Issuers and Guarantors, and the Purchase Agreement has been duly executed and delivered by each of the Issuers and Guarantors.

5. The Indenture has been duly authorized, executed, and delivered by the Issuers and the Guarantors and constitutes the valid and binding obligation of each of the Issuers and Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium, and other laws relating to or affecting creditors’ rights generally from time to time in effect, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law), and public policy, applicable law relating to fiduciary duties and indemnification and contribution, and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

6. The Notes have been duly authorized, executed, and delivered by the Issuers, and when the Notes have been duly issued by the Issuers and duly authenticated and delivered by the Trustee in accordance with the Indenture and payment therefor has been made by the Purchasers in accordance with the Purchase Agreement, the Notes will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions.

7. The Guarantees have been duly authorized, executed, and delivered by the Guarantors and when the Notes have been duly issued and delivered by the Issuers and duly authenticated in accordance with the Indenture and payment therefor has been made by the Purchasers in accordance with the Purchase Agreement, the Guarantees will constitute the valid and binding obligation of each such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

8. The execution, delivery, and performance by the Issuers of each of the Indenture and the Purchase Agreement and the issuance and sale of the Offered Securities and compliance by the Issuers with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge, or encumbrance upon any property or assets of the Issuers, the Guarantors, or any of their respective subsidiaries pursuant to (i) the certificate of incorporation, certificate of limited partnership, limited partnership agreement, charter, by-laws, certificate of formation, or limited liability company agreement, as applicable, of any of the Issuers or the Guarantors, or any of their respective subsidiaries, or (ii) any U.S. federal or New York State (based on the limitations set forth in such opinion) statute, rule, or regulation or the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act (the “Delaware Act”), or the Delaware Revised Uniform Limited Partnership Act, except such counsel need express no opinion as to the applicability of any federal or state securities or Blue Sky laws, including any federal or state antifraud laws, rules or regulations or (iii) the Wells Fargo Credit Agreement, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, lien, charge, or encumbrance that would not reasonably be expected to have a Material Adverse Effect.

9. No consent, approval, authorization or order of, registration or qualification with any federal, Texas or New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DGCL is required to be obtained or made by the Issuers for the execution, delivery and performance by the Issuers of the Purchase Agreement, the compliance by the Issuers with the terms thereof and the issuance and sale of the Offered Securities by the Issuers being delivered on the date hereof pursuant to the Purchase Agreement, except (i) as have been obtained or made, (ii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws or (iii) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

10. The statements in the General Disclosure Package and Final Offering Circular under the captions “Certain U.S. Federal Income Tax Considerations” and “Certain ERISA Considerations”, to the extent that they constitute descriptions or summaries of federal law or legal conclusions, are accurate in all material respects, subject to the assumptions and qualifications set forth therein.

11. The statements in the General Disclosure Package and the Final Offering Circular under the caption “Description of Notes” insofar as they purport to summarize the Indenture, the Notes, and the Guarantees described therein, are accurate in all material respects, subject to the assumptions and qualifications set forth therein.

12. The Issuer is not and, after giving effect to the offering and sale of the Offered Securities pursuant to the terms of the Purchase Agreement and the application of the proceeds therefrom as described in the General Disclosure Package and the Final Offering Circular under the caption “Use of Proceeds,” will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder.

13. Assuming (i) the accuracy of the representations and warranties of the Issuers and the Guarantors and the Purchasers set forth in the Purchase Agreement, (ii) the due performance by the Issuers and the Guarantors and the Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Purchasers with the offering and transfer procedures and restrictions described in the General Disclosure Package, and (iv) that each Purchaser is an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act, that (a) the offer, sale, and delivery of the Offered Securities to the Purchasers and (b) the initial resale of the Offered Securities by the Purchasers, each in the manner contemplated by the Purchase Agreement and the General Disclosure Package, do not require registration under the Securities Act, provided, however, that such counsel need not express any opinion as to any subsequent reoffer or resale of any of the Offered Securities.

In rendering such opinions, such counsel may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties contained in the Purchase Agreement, certificates of responsible officers of the Issuers and the Guarantors and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinions are limited to matters governed by the federal laws of the United States of America, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Laws of the State of Texas and the laws of the State of New York, (iv) with respect to the opinions expressed as to the good standing and due qualification or registration as a foreign corporation or limited liability company, as the case may be, of certain of the Issuers and the Guarantors, state that such opinions are based upon certificates of good standing, foreign qualification or registration provided by the Secretary of State of such jurisdiction (each of which shall be dated as of a date not more than sixteen days prior to the Closing Date and shall be provided to such counsel), (v) assume that all parties to the Purchase Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Purchase Agreement, and (vi) state that they express no opinion with respect to (A) permits to own or operate any personal or real property or (B) state or local taxes or tax statutes to which any of the members of any of the Company and its subsidiaries may be subject. With respect to the opinion expressed in paragraph 8(iii) above, such counsel need not express an opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination.

Furthermore, with respect to the opinions set forth in paragraphs 5, 6 and 7 above, such counsel need not express an opinion as to the enforceability of any provision of the indenture, the Notes or the Guarantees to the extent relating to any failure to comply with the requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to wave or affect rights, claims, defenses, the application of any provision of law or other benefits to the extent that any of the same cannot be waived or so affected under applicable law.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Issuers and the Guarantors, representatives of the independent public accountants and independent petroleum engineers of the Company and your representatives, at which the contents of the General Disclosure Package and the Final Offering Circular and related matters were discussed. Although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for or expressing any opinion regarding the accuracy, completeness, or fairness of the statements contained in, the General Disclosure Package and the Final Offering Circular (except to the extent specified in paragraphs 10 and 11 above), based on the foregoing, participation (and relying as to materiality as to factual matters on officers, employees, and other representatives of the Issuers and the Guarantors), no facts have come to such counsel’s attention that have caused such counsel to believe that:

•	the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Final Offering Circular, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of (i) the financial statements, including the notes and schedules thereto and the independent public accountants’ reports thereon, contained in or omitted from the General Disclosure package and the Final Offering circular, (ii) the other financial or accounting data contained in or omitted from the General Disclosure Package and the Final Offering Circular or (iii) information pertaining to the natural resource reserves or engineering information or data or estimated future net revenues therefrom, or any information or estimates derived therefrom, whether or not discounted, contained in or omitted from, and related calculations and reports contained in or omitted from the General Disclosure Package and the Final Offering Circular.

SCHEDULE E

Form of Opinion of General Counsel of the Company

1.	All of the issued and outstanding limited liability company or limited partnership interests, as the case may be, of each Guarantor have been duly authorized and issued in accordance with the limited liability company agreement or limited partnership agreement, as the case may be, of such Guarantor and are fully paid (to the extent required under such Guarantor’s limited liability company agreement) and non-assessable (except as such non-assessability may be affected by Section 153.102, 153.103, 153.202 and 153.210 of the Texas Business Organizations Code (the “TBOC”), in the case of a Texas limited partnership, and Section 101.206 of the TBOC, in the case of a Texas limited liability company) and are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances or claims, except (A) as provided in the Wells Fargo Credit Agreement and (B) as described in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission.

2.	All of the issued and outstanding shares of common stock of FinanceCo have been duly authorized and are validly issued, fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims except (A) as provided in the Wells Fargo Credit Agreement and (B) as described in the General Disclosure Package and the Final Offering Circular, including by way of incorporation by reference to Parsley’s filings with the Commission.

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